UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

TEAM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08604	74-1765729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of principal executive offices, including zip code)

(281) 331-6154

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of K. Niclas Ytterdahl and Michael Stewart to the Board

On October 24, 2025, the Board of Directors (the “Board”) of Team, Inc. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, appointed K. Niclas Ytterdahl to the Board as a Class I director and appointed Michael Stewart to the Board as a Class III director, each effective as of October 24, 2025. Mr. Ytterdahl’s appointment is for a term expiring at the Company’s 2026 annual meeting of shareholders or until his successor shall have been duly elected and qualified or until he shall resign, become disqualified or disabled, or shall otherwise be removed. Mr. Stewart’s appointment is for a term expiring at the Company’s 2028 annual meeting of shareholders or until his successor shall have been duly elected and qualified or until he shall resign, become disqualified or disabled, or shall otherwise be removed. In connection with the appointments of Messrs. Ytterdahl and Stewart, the size of the Board was increased from seven to nine directors. Pursuant to the Board’s standard compensation policy for non-employee directors, Mr. Ytterdahl will receive a $172,500 annual cash retainer payable in equal quarterly installments. Pursuant to the Shareholders Agreement (as defined below), Mr. Stewart will not receive any compensation. The Board has appointed Mr. Ytterdahl to serve on the Audit Committee and the Corporate Governance and Nominating Committee and appointed Mr. Stewart to serve on the Compensation Committee.

In connection with the appointment of Messrs. Ytterdahl and Stewart to the Board, the Company entered into an Indemnification Agreement (the “Indemnification Agreements”) with each of Messrs. Ytterdahl and Stewart pursuant to which the Company agreed to indemnify Messrs. Ytterdahl and Stewart against liability arising out of the performance of their duties to the Company. The Indemnification Agreements also require the advancement of expenses in connection with proceedings and include customary procedures with respect to indemnification and advancements of expenses, in each case on the terms and conditions set forth therein. The foregoing description is qualified in its entirety by reference to the full text of such Indemnification Agreements, the form of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 9, 2018 and incorporated in this Item 5.02 by reference.

Mr. Ytterdahl, age 60, was Executive Chairman and COO of Industrial Service Solutions, a leading provider of industrial services for critical process equipment, from 2020 to 2023. From 2014 to 2019, Mr. Ytterdahl served as CEO and President of Dover Vehicle Service Group, a segment of Dover Corporation (NYSE: DOV) that manufactures vehicle service equipment. He was also Senior Vice President of Dover Corporation from 2012 to 2014. Previously, he was Chief Procurement Officer at AES Corporation (NYSE: AES) from 2006 to 2011 and held senior roles at Fisher Scientific, now part of Thermo Fisher Scientific (NYSE: TMO), from 2000 to 2006. Mr. Ytterdahl started his career at management consulting firms A.T. Kearney and Accenture. Mr. Ytterdahl currently serves on the boards of Euro Motorparts Group, Mid-State Industrial Corporation, and DERIVE Systems. He has previously served as a director on the board of Mueller Water Products (NYSE: MWA), Industrial Service Solutions and Advanced Converting Works, now Flex Pack. Mr. Ytterdahl holds a Master of Science in Engineering Physics degree from Chalmers University of Technology and a Master of Science in Management degree from the MIT Sloan School of Management.

Mr. Stewart, age 57, is a founder and Managing Partner of Stellex Capital Management (“Stellex”). Prior to establishing Stellex in 2014, Mr. Stewart was a Partner at The Carlyle Group and a Managing Director and Co-Head of Carlyle Strategic Partners. Earlier in his career, Mr. Stewart was one of the original principals of Sunrise Capital Partners, L.P. and he worked in the Financial Restructuring Group at Houlihan Lokey. Mr. Stewart currently serves on the boards of AFG Holdings, Inc., A. Stucki Company, Custom Glass Parent LLC, Fenix Parent LLC, Grammer Investment Holdings LLC, James Skinner Holdings LLC and W&B Service Company. He has previously served as a director on the board of Airwalk International LLC, Continental Global Material Handling LLC, Country Fresh, Custom Made Meals, Day Runner Inc., Diversified Machine, Inc., Dominion Hospitality Topco Limited, Famous Brands International (Mrs. Fields), Go To Logistics, Hodess Cleanrooms, Klenk Holz AG, Metaldyne LLC, NEXIQ Technologies, Inc., Permian Tank & Manufacturing, Inc., Riverside Millwork Company, Stellex Aerostructures, Inc., Sterling LLC, TriplePoint Holdco LLC and Weber Logistics. Mr. Stewart holds a Bachelor of Science in finance and entrepreneurial studies from the University of Southern California.

The Company, Stellex and InspectionTech Holdings LP are parties to that certain Shareholders Agreement, dated as of September 11, 2025 (the “Shareholders Agreement”). Pursuant to and subject to the terms and conditions of the Shareholders Agreement, the Board is required to appoint two qualified nominees of Stellex and its affiliates (collectively, the “Investors”) to the Board, who shall each be designated by the Investors and qualify as an independent director (each, a “Board Nominee”). Pursuant to and subject to the terms and conditions of the Shareholders Agreement, the Company shall nominate each initial Board Nominee, or each successor Board Nominee chosen by the Investors, for re-election at each election of the class of directors in which such Board Nominee is placed. Upon the Investors ceasing to beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (i) more than 50% of the aggregate Warrants (as defined in the Shareholders Agreement) and common stock, $0.30 par value per share, of the Company issued upon exercise of such Warrants, the number of Board Nominees that the Investors are entitled to shall be reduced by one, and (ii) any of the Preferred Equity Interests (as defined in the Shareholders Agreement), the number of Board Nominees that the Investors are entitled to shall be reduced by one. The foregoing description is qualified in its entirety by reference to the full text of such Shareholders Agreement, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 15, 2025 and incorporated in this Item 5.02 by reference.

Messrs. Ytterdahl and Stewart are the Investors’ designated Board Nominees. Neither of Messrs. Ytterdahl and Stewart has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. Other than the Shareholders Agreement, there are no arrangements between Messrs. Ytterdahl and Stewart and any other person pursuant to which either of Messrs. Ytterdahl and Stewart were appointed as a director, nor are there are any transactions in which either of Messrs. Ytterdahl and Stewart has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board determined that Messrs. Ytterdahl and Stewart each satisfy the general independence requirements under Section 303A.02 of the NYSE Manual for service as an independent director.

Resignation of Jeffery G. Davis from the Board Effective December 31, 2025

On October 24, 2025, Jeffery G. Davis notified the Board of his decision to resign as a director of the Board and from all committees on which he serves effective December 31, 2025. Mr. Davis’s decision to resign was not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

In connection with the resignation of Mr. Davis, the size of the Board will be decreased from nine to eight directors, effective December 31, 2025.

Item 7.01	Regulation FD Disclosure.

On October 27, 2025, the Company issued a press release announcing the appointment of Messrs. Ytterdahl and Stewart to the Board, the appointment of Michael J. Caliel as the non-executive Chairman of the Company (as described below) and the resignation of Mr. Davis from the Board effective December 31, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Appointment of Non-Executive Chairman

On October 24, 2025, the Company appointed Michael J. Caliel as the non-executive Chairman of the Board. Mr. Caliel, who joined the Company as a director in February 2022, has served as the Executive Chairman of the Board since November 2023, and previously served as the non-executive Chairman of the Board from March 2022 until November 2023. Mr. Caliel will continue to serve on the Company’s Executive Committee.

Compensation Committee Chair

In connection with the resignation of Mr. Davis effective December 31, 2025, the Company assigned J. Michael Anderson to replace Mr. Davis as chair of the Company’s Compensation Committee, effective January 1, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

99.1	Team, Inc.’s Press Release issued October 27, 2025.

10.1	Form of Indemnification Agreement (Filed as an Exhibit 10.2 to Team, Inc.’s Current Report on Form 8-K filed on February 9, 2018 and incorporated by reference herein).

10.2	Shareholders Agreement, dated as of September 11, 2025, by and among Team, Inc., Stellex Capital Management LLC and InspectionTech Holdings LP (Filed as an Exhibit 10.2 to Team, Inc.’s Current Report on Form 8-K filed on September 15, 2025 and incorporated by reference herein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ James C. Webster
James C. Webster
Executive Vice President, Chief Legal Officer and Secretary

Dated:	October 27, 2025